EXHIBIT 13(d)



                      FEDERAL DEPOSIT INSURANCE CORPORATION

                             Washington, D.C. 20006

                            FORM F-2, Amendment No. 1

                         Amending Form F-2 to add Items 4, 9
                            and 10 and to revise page 10.
                         -----------------------------------

      Annual Report Under Section 13 of the Securities Exchange Act of 1934

   For the fiscal year ended December 31, 1995 FDIC Certificate Number 19353
                             -----------------                         -----

                    Lafayette American Bank and Trust Company
              ---------------------------------------------------
                (Exact name of bank as specified in its charter)

             Connecticut                                 06-0795235
  -------------------------------                    --------------------
  (State or other jurisdiction of                    (I.R.S. employer
   incorporation or organization)                     identification no.)

                1087 Broad Street, Bridgeport, Connecticut 06604
- -------------------------------------------------------------------------------
                    (Address of principal office) (Zip code)

          Bank's telephone number, including area code (203) 336-6200
                                                       ---------------

           Securities registered under Section 12(b) of the Act: None

             Securities registered under Section 12(g) of the Act:

                           Common Stock, no par value
                           --------------------------
                                (Title of class)

                             Nasdaq National Market
                  -------------------------------------------
                  (Name of each exchange on which registered)

Indicate by check mark if the Bank, as a "small business issuer" as defined under 17 CFR 240.12b-2, is providing alternative disclosures as permitted for small business issuers in this Form F-2. { }

Indicate by check mark if disclosure of delinquent filers pursuant to Item 10 is not contained herein, and will not be contained, to the best of Bank's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form F-2 or any amendment to this Form F-2.{ }

Indicate by check mark whether the Bank (1) has filed all reports required to be filed by Section 13 of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Bank was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes X No
      ---   ---

The aggregate market value of the voting common stock held by nonaffiliates of the Bank was $103,043,872 on March 5, 1996. On that date, 10,006,529 shares of Bank common stock were outstanding.

                       DOCUMENTS INCORPORATED BY REFERENCE

                                      None.

Revised Page 10
- ---------------

                                                          Maturity
                                        ----------------------------------------------
                                            After One Year    After Five Years
                                            But Within Five   But Within Ten
                          Within One Year         Years             Years       After Ten Years
                          ---------------   ---------------   ----------------  ---------------
                          Amount    Yield   Amount    Yield   Amount     Yield  Amount    Yield
                          ------    -----   ------    -----   ------     ------ ------    -----
                                                    (dollars in thousands)
Available for Sale:
- -------------------
U.S. Treasury............ $1,501    3.95%   $ 2,019   5.13%   $   -       - %   $   -       - %
U.S. Government agencies.    -        -      14,935   5.99        -       -         -       -
Mortgage-backed
  securities (1).........    -        -      12,273   5.37     12,086   5.56     61,999   6.64
Obligations of states
  and political
  subdivisions...........    -        -         -       -         -       -         125   3.50
Other debt securities....    250    8.50      5,007   5.56        150   6.75        -       -
Marketable equity
  securities.............    -        -         -       -         -       -       3,290    .88
                          ------            -------           -------           -------
    Total................ $1,751    4.60    $34,234   5.66    $12,236   5.57    $65,414   6.34
                          ======            =======           =======           =======


Held to Maturity:
- -----------------

Mortgage-backed
  securities............. $  -        - %    $ 1,431  9.00%   $ 5,830   6.00%   $20,593   6.99%
                          ======             =======           ======           =======

(1)      Based   upon   final   maturity   of  the   individual   loans  in  the
         mortgage-backed pools.


           [All other information in this document is included within the Proxy Statement - Prospectus which is part of the
         Registration Statement to which this document is an Exhibit.]